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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        August 10, 1999
                                                --------------------------------

                             Cooper Industries, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)


               1-1175                                    31-4156620
      ------------------------                ---------------------------------
      (Commission File Number)                (IRS Employer Identification No.)


 600 Travis, Suite 5800, Houston, Texas                    77002
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(Address of Principal Executive Offices)                 (Zip Code)



                                  713/209-8400
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              (Registrant's Telephone Number, Including Area Code)



          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

Business Outlook for 1999

The following sets forth the Company's general business outlook for 1999, based on results achieved through June 30, recently implemented actions, recent acquisitions and current expectations. The comparative figures for 1998 include the effects of prior acquisitions and exclude 1998 nonrecurring items.

The Company expects segment revenues to increase by 5 to 10 percent for the Electrical Products segment and by 0 to 5 percent for the Tools & Hardware segment. The Company expects operating earnings to increase by 5 to 10 percent for the Electrical Products segment and to decrease by 5 to 10 percent for the Tools & Hardware segment.

The above statements are forward-looking, and actual results may differ materially. The above statements are based on a number of assumptions, risks and uncertainties. The primary economic assumptions include, without limitation, (i) modest growth in the domestic economy; (ii) a modest improvement in European markets; (iii) a modest increase in construction spending worldwide; (iv) no significant change in raw material costs; and (v) no significant adverse changes in the relationship of the U.S. dollar to the currencies of countries in which the Company does business. The estimates also assume, without limitation, the successful completion of the implementation of business enterprise systems for the Company and no significant change in competitive conditions.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            COOPER INDUSTRIES, INC.
                                            (Registrant)



Date:  August 10, 1999                       /s/ D. BRADLEY MCWILLIAMS
                                            -------------------------------
                                            D. Bradley McWilliams
                                            Senior Vice President and
                                            Chief Financial Officer